UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 24, 2009
Date of Report (Date of earliest event reported)
Kansas City Southern de México, S.A. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
Montes Urales 625
Lomas de Chapultepec
11000 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 9178-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.
Placement Agreement
On March 24, 2009, Kansas City Southern de Mexico, S.A. de C.V. (the “Company” or “KCSM”) entered into a placement agreement (the “Placement Agreement”) with Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc., Scotia Capital (USA) Inc., and DVB Capital Markets LLC (collectively, the “Placement Agents”), to offer for sale senior unsecured notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Under the Placement Agreement, the notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act.
Indenture
On March 30, 2009, the Company entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee and paying agent, pursuant to which the Company issued US$200 million principal amount of 12 1/2% Senior Notes due 2016 (the “Notes”). See the discussion below under Item 2.03 for a description of the material terms and conditions of the Indenture.
Registration Rights Agreement
On March 30, 2009, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Placement Agents. Pursuant to the terms of the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, at the cost of the Company, to use its reasonable best efforts to:
(i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and
(ii) complete the registered exchange offer within 360 days after the closing date on March 30, 2009, of the offering of the Notes.
Promptly after the exchange registration statement has been declared effective, the Company will commence the registered exchange offer.
Item 1.02 Termination of Material Definitive Agreement.
The Company received net proceeds of approximately $185.0 million from the sale of the Notes. On March 30, 2009, the Company used a portion of the proceeds to repay all amounts outstanding under its Credit Agreement, dated as of June 14, 2007, among the Company, Arrendadora KCSM, S. de R.L. de C.V, as Guarantor, and Bank of America, N.A., as administrative agent, including the $30.0 million term loan and outstanding borrowings under the revolving credit facility. Upon repayment of the outstanding amounts, the Company terminated the Credit Agreement, effective March 30, 2009.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are unsecured and unsubordinated obligations of the Company and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of the Company’s subsidiaries and are therefore effectively subordinated to all liabilities of the Company’s subsidiaries.
The Notes bear interest at a rate of 12 1/2% per annum. Interest is payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2009, to persons who are the registered holders of the Notes at the close of business on the immediately preceding March 15 and September 15, respectively.
The Indenture limits the ability of the Company and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.
In the event of a Change of Control (as defined in the Indenture), the Company must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.
In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:
•	the Company fails to pay the principal or any premium on a Note on its due date;

•	the Company fails to pay interest on a Note within 30 days of its due date;

•	the Company defaults in the performance of or breach of the provisions of the Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

•	the Company remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

•	the acceleration of, or failure to make a principal payment under, other indebtedness of the Company or its significant subsidiaries in the amount of $20.0 million or more;

•	any final judgment or order for payment in excess of $25.0 million is rendered against the Company or a significant subsidiary and remains unpaid; and

•	the concession title under which the Company operates rail lines ceases to grant the Company rights originally provided therein or such rights become non-exclusive, and such event results in a material adverse effect on the Company, or the rail lines are repossessed for a period of 90 days or more.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:
•	a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to the Company or any significant subsidiary;

•	the Company or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

•	the concession title under which the Company operates rail lines is terminated and not reinstated within 30 days.
The Notes will mature on April 1, 2016. However, the Company, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after April 1, 2013, upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes is redeemable prior to April 1, 2012, at the redemption price set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at the Company’s option at 100% of their principal amount, together with accrued interest, in the event of certain changes in the Mexican withholding tax rate.
This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.
The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement.
The Placement Agents and their affiliates may have in the past provided, and may in the future from time to time provide, investment banking, commercial banking, and general financing and banking services to the Company and its affiliates for which they would have received, or may in the future receive, customary fees. Certain of their affiliates have interests in the Company’s term loan and revolving loan facilities and may receive interest, fees and other amounts thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.
March 30, 2009	By:	/s/ Paul J. Weyandt
Paul J. Weyandt
Treasurer